Exhibit 99.1

Alaska Communications Reports First Quarter 2015 Results

-Continued Industry Leading Revenue Growth, Posting 10.1 Percent Total Broadband Revenue Increase-

-Acquired Terrestrial Fiber Network on the North Slope to Accelerate Growth-

ANCHORAGE, Alaska--(BUSINESS WIRE)--May 7, 2015--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the first quarter of 2015.

“We delivered yet another quarter of industry leading growth. Our business is performing well across all categories, and we continue to turn-up services for an increasing array of customers. In February, we closed the sale of our wireless operations. Then in April, we completed the wireless transition services ahead of schedule. We are on track to achieve targeted synergies and run-rate Adjusted EBITDA exiting 2015,” President and CEO Anand Vadapalli said.

“Additionally in April, we made a strategic acquisition of a fiber optic network on the North Slope from ConocoPhillips that opens up a new set of opportunities in broadband and IT managed services. We expect this investment to be accretive to our growth over the years to come. Concurrently, we entered into a multi-year services agreement with ConocoPhillips, establishing an anchor tenant on the network.

“We are positioned as a strong and focused broadband provider, continuing our proven track record of creating value for our shareholders.”

First Quarter 2015 Revenue Highlights Compared to First Quarter 2014

  Total service and other:
    Revenue increased to $53.7 million from $52.7 million, up 2.0 percent.
    Total broadband revenue reached $18.1 million from $16.5 million, up 10.1 percent.
  Business and wholesale service:
    Revenue grew to $28.4 million from $26.4 million, up 7.7 percent.
    Broadband revenues reached $11.6 from $10.6, up 9.6 percent.
  Consumer service:
    Revenue was consistent at $10.2 million, increasing 0.6 percent.
    Broadband revenues increased to $6.5 million, from $5.9 million up 10.9 percent.
    Consumer broadband average revenue per user grew $2.16, to $58.07 or 3.9 percent sequentially

First Quarter 2015 Earnings Highlights:

  Adjusted EBITDA was $12.5 million, consistent with expectations.
  Free cash flow was solid, at $5.1 million.
  Net capital expenditures were $3.4 million.

March 31, 2015 Balance Sheet Highlights

  Cash balances stand at $57.8 million, compared to $31.7 million at Dec. 31, 2014. Cash balances are high to fund costs for the wind down of the wireless operations which will take place this year.
  Debt balances were reduced significantly. The company received $276.4 in proceeds from the wireless sale and used $240.5 million of the proceeds to pay down debt. Total debt now stands at $192.7 million.

2015 Operational Highlights:

  Purchased a fiber optic network on the North Slope on April 2 and concurrently entered into a long-term commercial relationship with the first anchor tenant, ConocoPhillips, to provide broadband and IT managed services.
  Entered into a joint venture to provide additional carrier services over the North Slope network.
  Closed the wireless sale on Feb. 2, and completed the wireless transition services on April 17 ahead of schedule.

“With the wireless sale now complete, we are focused on refinancing activities,” Chief Financial Officer Wayne Graham said. “We are pursuing a strategy of replacing our existing term loan facility, with a new facility in the range of $100 million to $120 million. We look forward to completing this process in the next few months.”

2015 Guidance:

The company reaffirmed guidance for the year as follows:

  Total service and other revenue of approximately $220 million
  Run rate Adjusted EBITDA exiting 2015 of $54 million to $56 million
  Net capital expenditures range of $34 million to $36 million, inclusive of $16 million of success based capital
  Net debt at year end of approximately $159 million

Conference Call

The company will host a conference call and live webcast on Friday, May 8, 2015 at 1:00 p.m. Eastern Standard Time to discuss the results. The live webcast will include a slide presentation. Parties in the U.S. and Canada can access the call at 1-888-461-2030 and enter pass code 933823. All other parties can access the call at 1-719-457-2704.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the company's website (www.alsk.com). The webcast will be archived for 90 days. A replay of the call will be available two hours after the call and will run until June 9, 2015, at 4:00 p.m. EDT. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 2186769. All other parties can call 1-719-457-0820 and enter pass code 2186769.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and IT managed services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, in particular with regards to our liquidity and capital resources, we have disclosed certain non-GAAP financial information such as Adjusted EBITDA, and Free Cash Flow, which management utilizes to assess performance and believes provides useful information to investors. The definition of these non-GAAP measures are on Schedules 4 and 5 to this press release. Adjusted EBITDA, and Free Cash Flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found on our website at http://www.alsk.com in the investment data section. Other companies may not calculate non-GAAP measures in the same manner as ACS.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, our ability to realize targeted synergies following the sale of our wireless operations, Universal Service Fund changes adverse economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, including the refinancing of our senior credit facility maturing in October 2016, and the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, and changes in accounting policies, which could result in an impact on earnings. For further information regarding risks and uncertainties associated with ACS' business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

		Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended
	March 31,
	2015	2014

Operating revenues:
Operating revenues, non-affiliates	$65,211	$76,545
Operating revenues, affiliates *	575	1,786
Total operating revenues	65,786	78,331

Operating expenses:
Cost of services and sales, non-affiliates	26,305	30,058
Cost of services and sales, affiliates *	4,961	14,760
Selling, general & administrative	27,984	24,595
Depreciation and amortization	8,941	8,790
(Gain) loss on disposal of assets, net	(38,662)	401
Earnings from equity method investments	(3,056)	(8,523)

Total operating expenses	26,473	70,081

Operating income	39,313	8,250

Other income and expense:
Interest expense	(10,047)	(8,857)
Interest income	25	8
Total other income and expense	(10,022)	(8,849)

Income (loss) before income tax (expense) benefit	29,291	(599)

Income tax (expense) benefit	(13,074)	214

Net income (loss)	$16,217	$(385)

Basic and diluted	$0.32	$(0.01)

Weighted average shares outstanding:
Basic	49,916	48,913
Diluted	50,695	48,913

* Affiliate balances are related to activity with our equity method investees TekMate and AWN.
The remaining interest in TekMate was purchased on January 31, 2014 at which time it became a wholly owned subsidiary. On February 2, 2015 we sold our interest in AWN.

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	March 31,	December 31,
Assets	2015	2014

Current assets:
Cash and cash equivalents	$57,827	$31,709
Restricted cash	9,467	467
Accounts receivable-trade, net	28,552	30,900
Materials and supplies	4,687	4,321
Prepayments and other current assets	7,939	6,575
Deferred income taxes	13,071	104,245
Current assets held-for-sale	-	9,565
Total current assets	121,543	187,782

Property, plant and equipment	1,321,745	1,333,134
Less: accumulated depreciation and amortization	(969,549)	(976,401)
Property, plant and equipment, net	352,196	356,733

Debt issuance costs	2,212	4,469
Deferred income taxes	12,157	-
Equity method investments	-	252,067
Non-current assets held-for-sale	2,523	14,664
Other assets	253	301
Total assets	$490,884	$816,016

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$4,384	$15,521
Accounts payable, accrued and other current liabilities, non-affiliates	75,873	54,373
Accounts payable, accrued and other current liabilities, affiliates, net *	-	4,853
Advance billings and customer deposits	4,672	4,490
Current liabilities held-for-sale	299	18,728
Total current liabilities	85,228	97,965

Long-term obligations, net of current portion	188,358	418,447
Deferred income taxes	-	81,267
Other long-term liabilities	22,739	24,370
Non-current liabilities held-for-sale	2,050	2,107
Deferred GCI/AWN capacity revenue, net of current portion	38,893	56,734
Total liabilities	337,268	680,890
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	503	497
Additional paid in capital	155,190	154,368
Accumulated earnings (deficit)	1,629	(14,588)
Accumulated other comprehensive loss	(3,706)	(5,151)
Total stockholders' equity	153,616	135,126

Total liabilities and stockholders' equity	$490,884	$816,016

* Affiliate balances are related to activity with our equity method investment in AWN.
On February 2, 2015 we sold our interest in AWN.

		Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2015	2014
Cash Flows from Operating Activities:
Net income (loss)	$16,217	$(385)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,941	8,790
Gain on wireless sale	(39,719)	-
Loss on the disposal of assets, net	1,057	401
Unrealized gain on ineffective hedge	(267)	-
Amortization of debt issuance costs and debt discount	3,681	1,398
Amortization of ineffective hedge	1,960	607
Amortization of GCI/AWN deferred capacity revenue	(615)	(841)
Stock-based compensation	484	653
Deferred income tax benefit	(2,515)	(227)
Provision for uncollectible accounts	1,523	565
Cash distribution from equity method investments	3,056	8,523
Earnings from equity method investments	(3,056)	(8,523)
Other non-cash expense (income), net	270	(3)
Income taxes payable	13,612	-
Changes in operating assets and liabilities	(2,505)	2,868
Net cash provided by operating activities	2,124	13,826

Cash Flows from Investing Activities:
Capital expenditures	(5,900)	(7,164)
Capitalized interest	(491)	(738)
Change in unsettled capital expenditures	(4,443)	(7,186)
Cash received in acquisition of business	-	68
Proceeds on wireless sale	276,388	-
Return of capital from equity investment	1,875	4,010
Net cash provided (used) by investing activities	267,429	(11,010)

Cash Flows from Financing Activities:
Repayments of long-term debt	(241,718)	(13,354)
Debt issuance costs	(1,027)	-
Cash paid in acquisition of business	(291)	-
Payment of withholding taxes on stock-based compensation	(399)	(581)
Net cash used by financing activities	(243,435)	(13,935)

Change in cash and cash equivalents	26,118	(11,119)

Cash and cash equivalents, beginning of period	31,709	43,039

Cash and cash equivalents, end of period	$57,827	$31,920

Supplemental Cash Flow Data:
Interest paid	$3,384	$6,562
Income taxes paid	$1,977	$13

Supplemental Non-cash Transactions:
Property acquired under capital leases	$20	$44
Additions to ARO asset	$3	$214
Accrued acquisition purchase price	$(291)	$1,086
Contingent sale proceeds held in escrow	$9,000	$-
Net change in restricted cash	$(9,000)	$-

		Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2015	2014

Net income (loss)	$16,217	$(385)
Add (subtract):
Interest expense	10,047	8,857
Interest income	(25)	(8)
Depreciation and amortization	8,941	8,790
Loss on disposal of assets, net	1,057	401
Earnings from equity method investment in TekMate	-	(12)
Earnings from equity method investment in AWN	(3,056)	(8,511)
Gain on sale of assets	(39,719)	-
AWN distributions received/receivable, net	765	12,500
Income tax expense (benefit)	13,074	(214)
Stock-based compensation	484	653
Long-term cash incentives	334	684
Formation of AWN and wireless sale transaction-related costs	4,346	172

Adjusted EBITDA	$12,465	$22,927

NonGAAP Measures:

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

The Company has disclosed Adjusted EBITDA as net income before interest, depreciation and amortization, gain or loss on asset purchases or disposals, earnings on equity method investments, gain on the sale of our wireless operations, provisions for taxes, transaction-related costs, stock-based compensation, and expenses under the company’s long term cash incentive plan (“LTCI”). LTCI expenses are considered part of an interim compensation structure to mitigate the dilutive impact of additional share issuances for executive compensation. Distributions from AWN are included in Adjusted EBITDA.

		Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2015	2014

Adjusted EBITDA	$12,465	$22,927

Less:
Capital spending
Incurred capital expenditures	(5,900)	(7,164)
Milestone billings for fiber build project for a carrier customer	2,500	-
Net capital spending	(3,400)	(7,164)

Amortization of GCI/AWN capacity revenue	(615)	(841)
Cash interest expense	(3,384)	(6,562)

Free cash flow	$5,066	$8,360

ACS continues to have net operating losses and is not a significant taxpayer on ordinary income, therefore Income taxes paid are not included on this schedule.

NonGAAP Measures:

In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

Free cash flow ("FCF") is defined as Adjusted EBITDA, less capital expenditures that create an obligation to pay (“incurred capital expenditures”), plus milestone billings for a fiber build project for a carrier customer, less amortization of capacity revenue (which is a non cash revenue item), less cash interest expense. Note that incurred capital spending includes the costs associated with a two year fiber build project with a strategic customer however we are adding back the cash we receive from the customer for the funding of that project to FCF. Accordingly, our capital spending will be elevated because of this project, but the project will be accretive to FCF.

		Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE GROWTH
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
Service revenue:	2015	2014
Business and wholesale customers
Voice	$5,430	$5,611
Broadband	11,632	10,611
IT Services	729	588
Other	1,699	1,681
Wholesale	8,942	7,913
Business and wholesale service revenue	28,432	26,404

Consumer customers
Voice	3,428	3,876
Broadband	6,499	5,861
Other	289	423
Consumer service revenue	10,216	10,160

Total service revenue	38,648	36,564
Growth in service revenue	5.7%
Growth in broadband service revenue	10.1%

Other revenue:
Equipment sales	1,577	837
Access	8,586	8,993
High cost support	4,921	6,274
Total service and other revenue	53,732	52,668
Growth in service and other revenue	2.0%
Growth excluding equipment sales	0.6%

Wireless and AWN related revenue:
Service revenue, equipment sales and other	6,058	19,477
Transition services	4,050	-
CETC	1,654	5,345
Amortization of deferred AWN capacity revenue	292	841
Total wireless & AWN related revenue	12,054	25,663

Total revenue	$65,786	$78,331

			Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Voice:
Consumer access lines	42,492	43,773	48,165
Business access lines	78,734	79,168	79,841

Voice ARPU consumer	$26.49	$26.48	$26.51
Voice ARPU business	$22.93	$23.31	$23.43

Broadband:
Consumer connections	36,612	37,412	39,468
Business connections (2)	19,270	19,234	18,763

ARPU consumer	$58.07	$55.91	$49.46
ARPU business (1) (2)	$201.08	$192.64	$188.26

Wireless:
Postpaid connections	N/A	74,839	86,238
Lifeline connections	N/A	7,232	6,510
Prepaid connections	N/A	21,267	15,227
Total (3)	N/A	103,338	107,975

Churn:
Voice connections	1.0%	1.2%	1.0%
Broadband connections	2.0%	2.4%	1.9%

(1)	Business broadband ARPU was restated to reflect the movement of IT services revenue into a separate category.
(2)	How we calculate broadband connections has changed to exclude certain internal use circuits. Historical
	amounts have been restated to reflect appropriate comparisons period over period.
(3)	The wireless business was sold to GCI on February 2, 2015.

		Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Long Term Debt
(Unaudited, In Thousands)

	March 31,	December 31,
	2015	2014
2010 senior credit facility term loan due 2016	$81,292	$322,700
Debt discount - 2010 senior credit facility term loan due 2016	(1,156)	(1,014)
6.25% convertible notes due 2018	114,000	114,000
Debt discount - 6.25% convertible notes due 2018	(6,712)	(7,242)
Capital leases and other long-term obligations	5,318	5,524
	192,742	433,968
Less current portion	(4,384)	(15,521)
Long-term obligations, net of current portion	$188,358	$418,447

CONTACT:
Alaska Communications Systems Group, Inc.
Investor Contact:
Tiffany Dunn, 907-297-3103
Manager, Board and Investor Relations
investors@acsalaska.com
or
Media Contact:
Hannah Blankenship, 907-564-1326
Associate Manager, Corporate Communications
Hannah.Blankenship@acsalaska.com